SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C.  20549


FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
APRIL 6, 1995


F & M NATIONAL CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

VIRGINIA
(STATE OR OTHER JURISDICTION OF INCORPORATION)


0-5929
(COMMISSION FILE NUMBER)

54-0857462
(IRS EMPLOYER NUMBER)


38 ROUSS AVENUE, WINCHESTER, VIRGINIA  22601
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER INCLUDING AREA CODE:
703-665-4200


NO CHANGE
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

FORM 8-K
F & M NATIONAL CORPORATION
WINCHESTER, VIRGINIA

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

Pursuant to an Agreement and Plan of Reorganization dated November 18, 1994, and the related Plan of Share Exchange (the "Affiliation Agreement"), Bank of the Potomac ("Potomac"), a Virginia corporation, was affiliated with F&M National Corporation, the Registrant, (the "Affiliation") effective April 6, 1995 (the "Effective Date"). The Affiliation was approved by the Shareholders of Bank of the Potomac at an annual meeting held on March 29, 1995 (the "Potomac Meeting"). The Affiliation was accounted for by the pooling-of-interests method. The Affiliation was not a "material" transaction pursuant to Regulation S-X.

F&M National Corporation ("F&M") will serve as the parent bank holding company for Bank of the Potomac which bank will continue to carry on its separate banking business under its existing name and from the same office location and with the same officers and directors as before the Affiliation, except for the addition of an F&M employee to the board. At the Effective Date, each share of the common stock, par value $10.00 per share, was converted into 2.5168 shares of the common stock, par value $2.00 per share, of F&M common stock. Each share of F&M common stock issued and outstanding immediately prior to the Effective Date remained unchanged and continued as an issued and outstanding share of F&M after the Affiliation. Upon the Effective Date, F&M had outstanding 16,562,982 shares of F&M common stock.

The Board of Directors of F&M was unchanged as a result of the Affiliation.

The shares of F&M common stock issued to shareholders of Potomac as a result of the Affiliation were registered pursuant to a Registration Statement on Form S-4 (File No. 33-57361) filed by the Registrant with the Securities and Exchange Commission on January 19, 1995. Such Registration Statement contained the prospectus/joint proxy statement used in connection with the Annual Meeting (the "Joint Proxy Statement"). The Joint Proxy Statement contains a more complete description of the business of F&M and Potomac and the Affiliation.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

7(a)   Financial Statements of Business Acquired.

       Incorporated herein by reference to Registration
       Statement No. 33-57361 filed under Form S-4 with the
       Commission on January 19, 1995.

7(b)   Pro forma Financial Information.

       Not Applicable.

7(c)   Exhibits.

       (10)  Material Contracts.

       Incorporated herein by reference is the Agreement and Plan of Reorganization and related Plan of Share
       Exchange filed as Appendix I and Exhibit A, respectively, to Registration Statement #33-57361 filed under Form S-4 with the Commission on January 19, 1995.


Pursuant to the filing requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F & M NATIONAL CORPORATION


BY: /s/  Alfred B. Whitt, Senior Vice President and Secretary

DATE:    April 12, 1995